UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 4, 2007

Hines Real Estate Investment Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2007, Hines REIT Properties, L.P. (the "Operating Partnership"), a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company"), entered into a contract with 3 Huntington Quadrangle, LLC to acquire 3 Huntington Quadrangle, an office building located on Long Island in Suffolk County, New York. The seller is not affiliated with Hines REIT or its affiliates. 3 Huntington Quadrangle is a four story office building constructed in 1971. The building consists of 407,731 square feet of rentable area and is approximately 82% leased. Empire Blue Cross and Blue Shield, a health insurance provider, leases 109,761 square feet or approximately 27% of the building’s rentable area, under a lease that expires in December 2010 and provides options to renew for two five-year periods. Gentiva Health Services, Inc., a provider of home health services, leases 50,627 square feet or approximately 12% of the building’s rentable area, under a lease that expires in August 2010 and provides an option to renew for one additional five-year period. The remaining lease space is leased to nine tenants, none of which leases more than 10% of the building’s rentable area.

The contract purchase price for 3 Huntington Quadrangle is expected to be approximately $87.0 million, exclusive of transaction costs, financing fees and working capital reserves. Hines REIT expects to fund the acquisition using proceeds from its current public offering.

The closing of this acquisition is currently set for July 2, 2007, subject to a number of closing conditions. Hines REIT funded a $5 million earnest money deposit on June 7, 2007 and expects to exercise an option to postpone the closing date from July 2, 2007 to July 16, 2007 by funding an additional $2 million earnest money deposit on or before June 22, 2007. There is no guarantee that this acquisition will be consummated and if the Operating Partnership elects not to close the acquisition of 3 Huntington Quadrangle, it could forfeit its earnest money deposits.

Item 8.01 Other Events.

Charlotte Plaza

On May 21, 2007, an indirect subsidiary of Hines-Sumisei U.S. Core Office Fund (the "Core Fund") entered into a contract with the California State Teachers’ Retirement System to acquire Charlotte Plaza, a 27-story office building located at 201 South College Street in downtown Charlotte, North Carolina. The Operating Partnership owned a 29.8% interest in the Core Fund as of May 1, 2007. Charlotte Plaza was constructed in 1981. It contains 625,026 square feet of rentable area and is approximately 99% leased. Wachovia Securities, an investment banking firm, leases 308,908 square feet, or approximately 49% of the property’s rentable area, under two leases that expire in April 2010 and December 2013. One of the leases provides an option to renew for one additional five-year term and contains termination rights for portions of the leased space effective in December 2011 and December 2012. The remaining lease space is leased to 47 tenants, none of which leases more than 10% of the building’s rentable area.

The contract purchase price for Charlotte Plaza is expected to be approximately $175.5 million, exclusive of transaction costs, financing fees and working capital reserves. The Core Fund expects to fund its acquisition of Charlotte Plaza using borrowings under a revolving credit facility and bridge financing obtained in connection with the acquisition.

The Core Fund anticipates that the closing will occur on or about June 15, 2007, subject to a number of closing conditions. There is no guarantee that the acquisition will be consummated and if the Core Fund elects not to close the acquisition of Charlotte Plaza, it could forfeit a $25.0 million earnest money deposit.

The Carillon Building

On May 30, 2007, an indirect subsidiary of the Core Fund entered into a contract with the Cornerstone Carillon LLC to acquire the Carillon building, a 24-story office building located at 227 West Trade Street in downtown Charlotte, North Carolina and a one-half acre parcel of land adjacent to the building. The Carillon building was constructed in 1989. It contains 469,226 square feet of rentable area and is approximately 99% leased. Cadwalader, Wickersham and Taft LLP, an international law firm, leases 79,682 square feet, or approximately 17% of the property’s rentable area, under a lease that expires in January 2012 and provides an option to renew for one additional five-year term. Deloitte & Touche USA LLP, a international public accounting firm, leases 65,060 square feet, or approximately 14% of the property’s rentable area, under two leases that expire in January 2009 and June 2011, one of which provides an option to renew for one additional five-year term. The remaining lease space is leased to 44 tenants, none of which leases more than 10% of the building’s rentable area.

The contract purchase price for the Carillon building is expected to be approximately $140.0 million, exclusive of transaction costs, financing fees and working capital reserves. The Core Fund expects to fund its acquisition of the Carillon building using contributions from certain investors and mortgage financing obtained in connection with the acquisition.

The Core Fund anticipates that the closing will occur on or about July 2, 2007, subject to a number of closing conditions and has funded $30 million in earnest money deposits. There is no guarantee that the acquisition will be consummated and if the Core Fund elects not to close the acquisition of the Carillon building, it could forfeit its $30.0 million in earnest money deposits.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11, its Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

June 12, 2007	By:	/s/ Frank R. Apollo

Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary